UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 17, 2008

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Adoption of Corporate Governance Guidelines

The Board of Directors of River Valley Bancorp (the “Company”) on June 17, 2008, approved a comprehensive set of corporate governance guidelines.  Some of these measures reflect the codification of practices that were already followed by the Board of Directors.  Others are new measures designed to reflect best practices in corporate governance.

The corporate governance guidelines include provisions dealing with the qualifications and responsibilities of directors, ongoing director education, director committees and their duties, and director access to officers and employees.  In addition, the guidelines include the following provisions:

•
establishing a requirement that a director offers to resign upon a material change in his or her employment.  This requirement provides the Board with the opportunity to consider whether the director’s continued service on the Board is in the shareholders’ best interest;

•	establishing a limit on the number of public company boards on which directors may serve. This will help ensure that the Company’s directors are able to commit the time required for Board service;

•	requiring directors to meet periodically without employee directors or management;

•	requiring each director and each executive officer to own a minimum of 1,000 shares of common stock of the Company, either of record or beneficially;

•	requiring an annual evaluation of the performance of the Board and its committees; and

•	providing a framework for evaluation of management and succession planning.

A copy of the corporate governance guidelines is attached hereto as Exhibit 99.1 to this Form 8-K and will be posted on the Company’s website at www.rvfbank.com.

Declaration of Cash Dividend

On June 17, 2008, the Company issued a press release announcing that the Board of Directors had declared a cash dividend of $0.21 per common share for the quarter ending June 30, 2008. The dividend is payable July 11, 2008, to shareholders of record on June 27, 2008. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

99.1	Corporate Governance Guidelines
99.2	Press Release dated June 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 18, 2008	RIVER VALLEY BANCORP

	By:	/s/ Vickie L. Grimes
Vickie L. Grimes Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Corporate Governance Guidelines
99.2	Press Release dated June 17, 2008